Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of this 11th day of August, 2014, by and between ISLE OF CAPRI CASINOS, INC., a Delaware corporation (the “Company”), and ERIC L. HAUSLER (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, entered into as of August 6, 2009 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to further amend the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and other valuable consideration herein expressed, the parties hereto agree as follows:

1.                                      Capitalized terms used herein but not defined herein shall have the meanings set forth in the Employment Agreement.

2.                                      The effective date of this Amendment shall be July 11, 2014.

3.                                      Section 1.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

1.1                               Position.  The Company and/or an affiliated employer of the Company shall employ and retain Employee as its Chief Financial Officer or in such other capacity or capacities as may be mutually agreed upon from time to time, and Employee agrees to be so employed, subject to the terms and conditions set forth herein.  Employee’s duties and responsibilities shall be those assigned to him or her consistent with being the Chief Financial Officer.  Employee agrees to discharge such duties in a reasonable and customary manner.

4.                                      Exhibit A to the Employment Agreement is hereby deleted in its entirety and replaced with the following:

EXHIBIT A

COMPENSATION AND BENEFITS

The terms of this Exhibit A, as it may be amended from time to time, are intended to form a part of that certain employment agreement dated August 6, 2009 between Isle of Capri Casinos, Inc. and its affiliates and the employee named below.

Name of Employee:                                    Eric Hausler

Date of this Exhibit:                                July 11, 2014

Base Compensation:                              $450,000

Bonus Opportunity:                                   70% of base compensation for FY15

Benefits:                                                                                               During the Employment Term, the Employee shall be eligible to participate in the pension, medical, dental, disability and life insurance plans applicable to senior executives of the Company generally in accordance with the terms of such plans as in effect from time to time.

LTIP Award:                                                                       Employee will be eligible to participate in the Company’s long-term incentive plan.

5.                                      Except as expressly modified herein, the Employment Agreement is unchanged.

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IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO EMPLOYMENT AGREEMENT on the date first above written.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Its: Chief Legal Officer

/s/ Eric L. Hausler
Eric L. Hausler